Exhibit 5.1

April 1, 2015

+65 6603 0710

Chris.page@conyersdill.com

Axalta Coating Systems Ltd.

Clarendon House

2 Church Street

Hamilton, HM11

Bermuda

Dear Sirs,

Re: Axalta Coating Systems Ltd. (the “Company”)

We have acted as special Bermuda legal counsel to the Company in connection with: (i) a registration statement on form S-1, as amended (Registration No. 333-202812) which was initially filed on March 17, 2015 and which was declared effective by the U.S. Securities and Exchange Commission (the “Commission”) on April 1, 2015 (the “Initial Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of an aggregate of 40,250,000 common shares, par value US$1.00 each of which 35,000,000 are being offered by certain selling shareholders of the Company named in the Initial Registration Statement (the “Selling Shareholders”) together with an additional 5,250,000 common shares, par value US$1.00 each subject to an option granted to the underwriters by the Selling Shareholders; and (ii) a registration statement on form S-1 filed with the Commission on April 1, 2015 (the “462(b) Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the Securities Act of an additional 5,750,000 common shares, par value US$1.00 each (the “Common Shares”) being offered by the Selling Shareholders.

For the purposes of giving this opinion, we have examined copies of the Initial Registration Statement and the 462(b) Registration Statement. We have also reviewed the memorandum of association and the bye-laws of the Company, each certified by the assistant secretary of the Company on March 16, 2015, and a copy of the resolutions approved at a meeting of its directors held on March 16, 2015 certified by the assistant secretary of the Company on March 16, 2015 ( the “Resolutions”), and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below. For the purposes of our opinion paragraph 2 below, we have reviewed and relied upon a copy of the register of members of the Company dated March 12, 2015.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Initial Registration Statement and the 462(b) Registration Statement and other documents reviewed by us, (d) that the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended, (e) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, and (f) that a duly constituted pricing committee of the Company’s board of directors will have approved the terms of the offering of the Common Shares pursuant to the 462(b) Registration Statement as contemplated by the Resolutions.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the 462(b) Registration Statement and the offering of the Common Shares by the Selling Shareholders and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.	The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda government authority or to pay any Bermuda government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.	The Common Shares are validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the 462(b) Registration Statement and to the references to our firm under the caption “Legal Matters” in the prospectus forming a part of the Initial Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman Pte. Ltd.

Conyers Dill & Pearman Pte. Ltd.